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                                                                   EXHIBIT 23.02

                            CONSENT OF KPMG LLP

The Board of Directors
VeriSign, Inc.:

  We consent to the use of our reports included herein and to the reference to our firm under the headings "Selected Consolidated Financial Data" and "Experts" in the prospectus.

                                          KPMG LLP

Mountain View, California

January 14, 1999